Exhibit 99.1

Energous Corporation Reports 2022 Third-Quarter Results

SAN JOSE, Calif. – November 3, 2022 – Energous Corporation (NASDAQ: WATT), a leading developer of RF-based charging for wireless power networks, today announced financial results for its third quarter ended September 30, 2022, and provided an update on its partnership, regulatory and operational highlights.

Unaudited 2022 Third-Quarter Financial Results

For the third quarter ended September 30, 2022, Energous reported:

•	Revenue of approximately $223,000, up nearly 11% from approximately $201,000 in the 2021 third quarter

•

Costs and expenses of approximately $6.3 million, with approximately $420,000 in cost of revenue, $2.9 million in research and development, and $3.0 million in sales, marketing, general and administrative expenses

•	Net loss of approximately $(6.0) million, or $(0.08) per basic and diluted share

•	Net non-GAAP loss of approximately $(5.2) million

•	Approximately $30.4 million in cash and cash equivalents at the end of the third quarter, with no debt

Partnership Momentum

•

Energous and Flagship — a retail technology company that gives physical stores the ability to track their products in real time while unlocking detailed customer browsing insights — announced their second retail store deployment of Wiliot Internet of Things (IoT) Pixel smart tags. Energous and Flagship’s latest deployment is with Academy Brand, which specializes in timeless, classic clothing for men, women and kids across Australia.

•

Energous and NGK INSULATORS — one of the world’s leading battery manufacturers — announced a partnership to develop solutions that combine Energous’ WattUp technology with NGK’s lithium-ion rechargeable EnerCera® battery to enable maintenance-free IoT devices such as sensors and tracking devices supporting the growing IoT ecosystem.

•

Energous and e-peas — a global leader in ultra-low power solutions for energy harvesting — launched a new Wireless Energy Harvesting Evaluation Kit featuring two e-peas evaluation boards and Energous’ FCC-certified 1W WattUp PowerBridge.

Regulatory Progress

•

Energous’ WattUp PowerBridge transmitter received U.S. Federal Communications Commission (FCC) Part 18 grant of equipment authorization for 15W of conducted wireless power transfer. The approval enables higher power transmission for the rapidly expanding IoT ecosystem, safely delivering higher levels of power, with no distance limitations, to IoT and other connected devices in commercial, industrial, retail and enterprise deployments.

•

Energous publicly supported the International Telecommunication Union (ITU) Recommendation ITU-R SM.2151-0, which includes an approval and recommendation for the 900 MHz frequency band for wireless power transfer for the wireless charging of devices such as sensors, smart tags, asset trackers and other IoT applications. Over the past four years, Energous has taken a central and proactive leadership role in driving this recommendation, particularly with the support of the US, Japan, and Brazil delegations.

•

The latest-generation 1W WattUp PowerBridge transmitter from Energous met all of the requirements set forth by the Australia Communications and Media Authority (ACMA) and New Zealand Radio Spectrum Management (RSM) and was approved for import, marketing, and sales in the Australian and New Zealand markets.

Operational Highlights

•	Energous named two new technology industry veterans, J. Michael Dodson and David Roberson, to the company’s Board of Directors.

“We continued to make meaningful progress during the third quarter to advance our technology, forge key partnerships and secure regulatory approvals,” said Cesar Johnston, CEO of Energous. “Our WattUp PowerBridges were approved as the first to deliver 15 times more power with no distance limitations than previously authorized. This achievement is the result of our long-term and continued focus on increasing both power and distance for Wireless Power Networks utilizing our advanced systems ICs. Additionally, we announced our second store deployment with Flagship of a wireless power network for RF-tags. As we look ahead, our focus is on driving new deployments among customers to highlight the value of our RF-based wireless power networks for IoT technology.”

2022 Third-Quarter Conference Call

Energous will host a conference call to discuss third-quarter financial results, recent progress and prospects for the future.

•	When: Thursday, November 3, 2022

•	Time: 1:30 p.m. PT (4:30 p.m. ET)

•	Phone: 888-317-6003 (domestic); +1 412-317-6061 (international)

•	Participant entry #: 3305073

•	Conference replay: Accessible through November 16, 2022 877-344-7529 (domestic); +1 412-317-0088 (international); passcode 7718214

•	Webcast: Accessible at Energous.com; archive available through November 2023

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is leading the advancement of Wireless Power Networks to meet the growing power demands of today’s devices and tomorrow’s innovations. Its award-winning, RF-based WattUp® technology is the only solution that supports both near field and at-a-distance wireless power, enabling flexible device designs without cumbersome power cables or replaceable batteries. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs for the expanding ecosystem of devices within industrial and retail IoT, smart homes, smart cities, and medical applications. The company has received the world’s first FCC Part 18 certification for at-a-distance WPT and has been awarded more than 200 patents for its WattUp® technology.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,”

“estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP costs and expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization and stock-based compensation expense. Non-GAAP costs and expenses excludes depreciation and amortization and stock-based compensation expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$30,355,468	$49,071,414
Accounts receivable, net	243,320	283,602
Inventory	164,426	—
Prepaid expenses and other current assets	1,105,254	874,886

Total current assets	31,868,468	50,229,902

Property and equipment, net	436,400	510,197
Right-of-use lease asset	2,139,949	618,985
Other assets	11,991	11,991

Total assets	$34,456,808	$51,371,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$893,783	$1,205,957
Accrued expenses	1,524,241	1,523,317
Accrued severance	580,034	975,439
Operating lease liabilities, current portion	709,014	628,307
Deferred revenue	55,841	13,364

Total current liabilities	3,762,913	4,346,384

Operating lease liabilities, long-term portion	1,436,339	40,413

Total liabilities	5,199,252	4,386,797

Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at September 30, 2022 and December 31, 2021; no shares issued or outstanding at September 30, 2022 and December 31, 2021.	—	—
Common Stock, $0.00001 par value, 200,000,000 shares authorized at September 30, 2022 and December 31, 2021; 77,722,402 and 76,667,205 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively.	778	767
Additional paid-in capital	385,792,159	383,383,550
Accumulated deficit	(356,535,381)	(336,400,039)

Total stockholders’ equity	29,257,556	46,984,278

Total liabilities and stockholders’ equity	$34,456,808	$51,371,075

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$223,201	$201,364	$672,133	$531,389
Costs and expenses:
Cost of revenue	420,060	—	894,693	—
Research and development	2,885,830	4,737,159	9,622,886	15,432,097
Sales and marketing	1,093,640	1,922,128	3,865,322	6,157,697
General and administrative	1,931,386	1,990,266	5,983,845	6,934,410
Severance expense	—	4,017,172	633,444	4,017,172

Total costs and expenses	6,330,916	12,666,725	21,000,190	32,541,376

Loss from operations	(6,107,715)	(12,465,361)	(20,328,057)	(32,009,987)
Other income (expense):
Interest income	142,840	835	192,715	3,869

Total	142,840	835	192,715	3,869

Net loss	$(5,964,875)	$(12,464,526)	$(20,135,342)	$(32,006,118)

Basic and diluted net loss per common share	$(0.08)	$(0.20)	$(0.26)	$(0.51)

Weighted average shares outstanding, basic and diluted	77,595,878	63,014,246	77,219,737	62,225,801

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss (GAAP)	$(5,964,875)	$(12,464,526)	$(20,135,342)	$(32,006,118)
Add (subtract) the following items:
Depreciation and amortization	73,684	68,976	200,995	195,361
Stock-based compensation*	698,222	1,931,545	2,071,253	8,306,095
Severance expense	—	4,017,172	633,444	4,017,172

Adjusted net non-GAAP loss	$(5,192,969)	$(6,446,833)	$(17,229,650)	$(19,487,490)

* Note: Stock-based compensation excludes $87,662 and $284,994 which is included in severance expense during 2022 and 2021, respectively.
Total costs and expenses (GAAP)	$6,330,916	$12,666,725	$21,000,190	$32,541,376
Subtract the following items:
Depreciation and amortization	(73,684)	(68,976)	(200,995)	(195,361)
Stock-based compensation*	(698,222)	(1,931,545)	(2,071,253)	(8,306,095)
Severance expense	—	(4,017,172)	(633,444)	(4,017,172)

Adjusted non-GAAP costs and expenses	$5,559,010	$6,649,032	$18,094,498	$20,022,748

* Note: Stock-based compensation excludes $87,662 and $284,994 which is included in severance expense during 2022 and 2021, respectively.
Total research and development expenses (GAAP)	$2,885,830	$4,737,159	$9,622,886	$15,432,097
Subtract the following items:
Depreciation and amortization	(53,026)	(42,226)	(118,672)	(130,966)
Stock-based compensation	(273,923)	(1,207,415)	(922,447)	(4,873,925)

Adjusted non-GAAP research and development expenses	$2,558,881	$3,487,518	$8,581,767	$10,427,206

Total sales, marketing, general and administrative expenses (GAAP)	$3,025,026	$3,912,394	$9,849,167	$13,092,107
Subtract the following items:
Depreciation and amortization	(20,658)	(26,750)	(82,323)	(64,395)
Stock-based compensation	(424,299)	(724,130)	(1,148,806)	(3,432,170)

Adjusted non-GAAP sales, marketing, general and administrative expenses	$2,580,069	$3,161,514	$8,618,038	$9,595,542

Contacts

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Corporate Communications:

Gordon Bell

gbell@energous.com

###